SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 1, 2005 (May 27, 2005)

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

2515 McKinney Avenue, Suite 1200
Dallas, Texas 75201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(214) 303-3400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Amendment to Amended and Restated Credit Agreement

Item 1.01 Entry into a Material Definitive Agreement.

     On May 27, 2005, we entered into an amendment of our senior credit facility which reduced our interest rate to the base rate plus a margin that varies from 0 to 25 basis points depending on our credit ratings (as issued by Standard & Poor’s and Moody’s) or, at our election, LIBOR plus a margin that varies from 50 to 150 basis points, depending on our credit ratings (as issued by Standard & Poor’s and Moody’s). In addition, we reduced our quarterly commitment fee on unused amounts of the revolving credit facility to 12.5 to 30 basis points, depending on our credit ratings (as issued by Standard & Poor’s and Moody’s).

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Amendment No. 1 to Amended and Restated Credit Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 1, 2005	DEAN FOODS COMPANY

	By:	/s/ Ronald L. McCrummen

Ronald L. McCrummen Senior Vice President and Chief Accounting Officer